Exhibit 99.1
KOS PHARMACEUTICALS, INC.
AUDIT COMMITTEE CHARTER
Revised July 28, 2005
I.	PURPOSE
     The purpose of the Audit Committee of the Board of Directors of Kos Pharmaceuticals, Inc. (the “Company”) is to oversee (1) the accounting and financial reporting processes of the Company, (2) the audits of the financial statements of the Company, (3) the quality and integrity of the Company’s accounting and financial reporting processes and financial statements, (4) the qualifications, independence, and performance of the Company’s independent registered public accountants (the “independent accountants”), and (5) the performance of the Company’s internal audit function as it relates to matters involving financial reporting.
II.	COMPOSITION
A.	The membership of the Audit Committee shall consist of at least three (3) independent members of the Board of Directors, who shall serve at the Board’s pleasure.

B.	All of the members of the Audit Committee must meet the independence requirements of Rule 4200(a) and Rule 4350(d)(2)(A) of the Nasdaq Stock Market, Inc. (“Nasdaq”), Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and such other requirements as may be adopted by Nasdaq and the Commission from time to time.

C.	The members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

D.	No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

E.	Audit Committee members and the Audit Committee chairperson shall be designated annually by the Board of Directors.

F.	Members shall not serve on more than three audit committees of public companies simultaneously unless the Board of Directors determines that it does not believe that such service would impair the member’s ability to effectively serve on the Audit Committee.

G.	The Company’s internal auditors shall report on a regular basis to the Audit Committee.
III.	MEETINGS
     The Audit Committee shall meet at least quarterly or more frequently if deemed necessary in its discretion. The Committee may ask members of management or others to attend any meeting and provide pertinent information as necessary. The Committee shall report to the Board of Directors at least annually on the adequacy of this written charter (the “Charter”) and as to the state of the Company’s system of financial controls and the work of the independent accountant engaged by the Company. Moreover, the Committee shall decide what additional reports of its meetings, actions and recommendations are to be made to the Board of Directors, and shall make such reports.
IV.	AUTHORITY
The Audit Committee shall have, and may exercise, all authority that is vested in the Board of Directors with respect to the following matters and such other audit related matters that may reasonably be considered or approved by the Audit Committee:
A.	The appointment, compensation, retention and oversight of the independent accountant employed to prepare an audit report or perform other audit, review or attest services for the Company, including resolution of disagreements between the independent accountants and management. The independent accountant shall report directly to the Audit Committee.

B.	The receipt of a formal written statement delineating all relationships between the independent accountant and the Company, consistent with Independence Standards Board Standard No. 1.

C.	Engaging in dialogue with the independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant.

D.	The oversight of the independence of the independent accountant, including receiving and reviewing all reports submitted by the independent accountant that are required by any applicable law, rule, or regulation.

E.	The review with management and the independent accountant of such matters that may be relevant to the preparation, review and audit of the Company’s financial statements, which may include the scope and results of the audit, any issues affecting the financial statements or the audit, the Company’s financial reporting and accounting standards or principles and any significant changes in such standards or principles or their application, any serious difficulties or disputes with management encountered during the course of the audit, the Company’s disclosure controls and procedures and internal controls over financial reporting, and any matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards (“GAAP”).

F.	Reviewing and discussing with the internal auditors and the independent accountants the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

G.	Reviewing and discussing with management and the independent accountant the quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations, prior to filing of the Company’s Quarterly Report on Form 10-Q.

H.	Reviewing and discussing with management and the independent accountant the annual audited financial statements, including management’s discussion and analysis of financial condition and results of operations, prior to filing of the Company’s Annual Report on Form 10-K, as well as, any other matters communicated to the Audit Committee by the independent accountants under the standards of the Public Accounting Oversight Board.

I.	Meeting with the independent accountant and management in separate executive sessions, when appropriate, to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately with the Audit Committee.

J.	The preparation and approval of the Audit Committee report required by the Commission to be included in the Company’s proxy statement.

K.	Reviewing with the CEO, the CFO, the Chief Compliance and Ethics Officer, the internal auditor, and the independent accountant all significant deficiencies in the design or operation of internal controls over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial data; and any fraud, whether material or not, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

L.	Reviewing management’s report on its assessment of the adequacy and effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent accountants’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

M.	Discussing with management, the internal auditors, and the independent accountants (1) management’s process for assessing the adequacy and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, and (2) any deficiencies or changes in internal control over financial reporting.

N.	Assessing the impact of significant regulatory or legal changes or any other significant developments that may have an impact on matters within the scope of the Board of Directors or Audit Committee’s authority as presented by reports from management, the independent accountant, and legal counsel.

O.	The review of any Company policies, procedures or programs that may have an impact on matters within the scope of the Audit Committee’s authority.

P.	The pre-approval of auditing services and permitted non-auditing services to be performed by the independent accountant, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, that are approved by the Audit Committee prior to the completion of the audit and the disclosures required to be included in Commission filings with respect to the non-audit services provided by the independent accountant.

Q.	The formation of and delegation of authority to subcommittees comprised of one or more Audit Committee members, including the authority to grant pre-approvals of audit and non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

R.	The engagement of and funding for independent legal, accounting or other advisors as the Audit Committee determines is appropriate or necessary to carry out its duties.

S.	The establishment of policies and procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters; and the confidential, anonymous submission of employee concerns regarding questionable auditing or accounting matters.

T.	The review and approval of all related party transactions. (The term “related party transaction” refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K.)
The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to operate under this charter. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the scope of this charter. The Audit Committee shall have access to funds, and shall determine the appropriate amount, to pay for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.
V.	ACTIONS OF THE AUDIT COMMITTEE
A majority of the Audit Committee shall constitute a quorum, and the action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Audit Committee.
VI.	RULES AND REGULATIONS
The Audit Committee may establish and adopt for itself any rules and regulations it deems appropriate.
VII.	LIMITATION OF AUDIT COMMITTEE’S ROLE
Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations, which is the responsibility of management and the independent accountant.

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